FOR IMMEDIATE RELEASE
Julie MacMedan THQ/Investor & Media Relations 818/871-5125

THQ REPORTS FISCAL 2011 FOURTH QUARTER AND YEAR END RESULTS
Q4 Non-GAAP Net Sales up 26% Y-O-Y and Q4 Non-GAAP EPS at High End
of Guidance on Strong Sales of Homefront™
Company Expects Strong Growth and Profitability in Fiscal 2012

AGOURA HILLS, Calif., May 03, 2011 -- THQ Inc. (NASDAQ: THQI) today reported financial results for the fourth quarter and fiscal year ended March 31, 2011.

Financial Highlights
Q4 Non-GAAP net sales were $248.6 million, consistent with guidance of $245 - $260 million.
Q4 Non-GAAP EPS of $0.15 was at the high end of guidance of $0.05 - $0.15.

(in millions, except per share data)	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2011	2010	2011	2010
GAAP Net Sales	$124.2	$197.7	$665.3	$899.1
Non-GAAP Net Sales	$248.6	$197.4	$802.3	$888.7

GAAP Net Loss	$(44.1)	$(10.4)	$(136.1)	$(9.0)
Non-GAAP Net Income (Loss)	$10.5	$4.4	(16.0)	$12.7

GAAP Diluted Loss Per Share	$(0.65)	$(0.15)	$(2.00)	$(0.13)
Non-GAAP Diluted Earnings (Loss) Per Share	$0.15	$0.06	$(0.24)	$0.19

A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

“THQ posted strong fourth quarter results primarily driven by the success of Homefront,” said THQ President and CEO Brian Farrell.  "We have already shipped 2.6 million units, a solid start for this new franchise, which kicks off the strongest pipeline of AAA core games in our history. We also continued to grow the uDraw franchise with the successful international debut of this compelling new tablet. Today, I am pleased to announce that we plan to bring exclusively designed uDraw GameTablets to Microsoft Xbox 360 and Sony PS3 platforms this holiday.”

Farrell continued, “We expect to generate significant growth, profitability and cash in fiscal 2012, driven by the latest installments of multi-million unit selling franchises, Saints Row, Red Faction, Warhammer 40,000, MX vs. ATV, UFC, WWE, and uDraw. We are creating a digital ecosystem for each of these games that will continue to keep consumers engaged and generate additional revenue opportunities beyond the initial retail sale. We also continue to aggressively invest in our digital initiatives, including online social and mobile offerings as well as our Warhammer 40,000: Dark Millennium Online MMO.”

FISCAL 2011 HIGHLIGHTS AND RECENT DEVELOPMENTS

Product Highlights

•	Life to date, THQ's new owned IP, Homefront, has shipped 2.6 million units

◦	For the month of March 2011, Homefront was the #1 title on Xbox 360 and the #3 title on PS3, in the US and the top five European markets[1].

◦	Homefront remains the best-selling week-one new console release in 2011 in the UK.
1Source: NPD (Total US Market, March 2011); GfK (Euro 5, March 2011)

•	In fiscal 2011, THQ shipped:

◦	1.7 million units of the uDraw GameTablet,

◦	4 million units of WWE branded videogames: SmackDown® vs. Raw® 2011 and
WWE All Stars, and

◦	3 million units of UFC® Undisputed™ 2010.

New Franchises and Innovations

•	In fiscal 2011, THQ added Homefront to its growing portfolio of owned brands, which includes Saints Row®, Red Faction®, Darksiders® and MX vs. ATV®.

•
THQ brought to market the uDraw GameTablet, a first-of-its-kind, innovative new gaming accessory, which hit retail store shelves worldwide in fiscal 2011, gaining instant popularity for its creativity and unique functionality. Today the company announced plans to bring exclusively designed uDraw GameTablets to Microsoft Xbox 360 and Sony PS3 platforms this holiday.

•
The company continued to increase its investment in digital content, including social and mobile games, today announcing plans to bring Jimmy Buffet's popular Margaritaville brand to Facebook, iPad and iPhone in fiscal 2012.

First Quarter Fiscal 2012 Release Schedule

THQ has announced the following key releases scheduled for the first quarter of fiscal 2012:

Title	Platforms
Red Faction®: Armageddon™	Xbox 360®, PlayStation®3, PC
MX vs. ATV® Alive™	Xbox 360, PlayStation3, PC
UFC® Personal Trainer: The Ultimate Fitness System	Kinect™ for Xbox 360®, PlayStation® Move for PS3™, Wii™
SpongeBob SquigglePants	uDraw GameTablet™ for Wii™, Nintendo 3DS™
Kung Fu Panda 2™	Kinect for Xbox 360, PlayStation3, uDraw GameTablet for Wii, Nintendo DS™
RIO	Xbox 360, PlayStation3, Wii, Nintendo DS
Fantastic Pets™	Kinect for Xbox 360

Investor Conference Call

THQ will host a conference call to discuss fiscal 2011 fourth quarter results, and fiscal 2012 guidance today at 2:00 p.m. Pacific/5:00 p.m. Eastern. Please dial (877) 356-8075 domestic or (706) 902-0203 international, conference ID 61833420 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com. The online archive of the broadcast will be available approximately two hours after the live call ends. In addition, a telephonic replay of the conference call will be accessible approximately two hours after the live call ends through May 5, 2011 by dialing (800) 642-1687 domestically, or (706) 645-9291 internationally, conference ID 61833420.

Non-GAAP Financial Measures
In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the following:

•	stock-based compensation expense,

•	the impact of certain deferred revenue and related costs,

•	business realignment expense,

•	impact of capitalized interest,

•	other-than-temporary impairment on investments and any subsequent realized gains on those investments, and mark-to-market adjustments on investments, and

•	other significant charges and benefits.

For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

THQ may consider whether other significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

The company excludes these expenses from its non-GAAP financial measures primarily because its management does not believe they reflect the company's primary business, ongoing operating results or future outlook. THQ's management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods. The non-GAAP financial measures included in this earnings release have been reconciled to the comparable GAAP results in the accompanying tables, and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company's management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation. THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside of the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ's stock price, interest rates and the volatility of the company's stock price. Further, when considering the impact of equity award grants, THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall stockholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. The company recognizes the revenue and related costs from the sale of certain titles for which the online service is determined to be a deliverable over the estimated online service period. Although the company defers the recognition of all or a portion of its net revenue and costs with respect to these titles, there is no impact to its operating cash flow. THQ's management excludes the impact of deferred net revenue and costs when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Business Realignment Expense. Although THQ has incurred business realignment expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. Management does not believe these charges reflect the company's primary business, ongoing operating results or future outlook. As such, the company believes it is appropriate to exclude these expenses from its non-GAAP financial measures.

Impact of Capitalized Interest. The company capitalizes interest expense as a component of capitalized software development.  THQ's management considers interest cost to be a financing cost in the period in which it is incurred, and thus excludes the impact of the capitalization of interest costs to software development and the subsequent amortization expense when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Other significant charges and benefits. THQ does not consider certain significant charges and benefits that are related to discrete events or market conditions to be indicative of ongoing operating results or future outlook.  As a result, the company believes it appropriate to exclude expenses and benefits such as legal settlements or market-related impairments, from its non-GAAP financial measures.

Fiscal Periods
Our fiscal year ends on the Saturday nearest March 31st. For simplicity, we present all fiscal periods as ending on a calendar month end. In fiscal 2011, our fourth quarter and fiscal year ended on April 2, 2011. In fiscal 2010, our fourth quarter and fiscal year ended on April 3, 2010. The fiscal three month periods ended March 31, 2011 and 2010 consisted of 13 weeks. The fiscal twelve month periods ended March 31, 2011 and 2010 consisted of 52 and 53 weeks, respectively.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software. The company develops its products for all popular game systems, personal computers and wireless devices. Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific. More information about THQ and its products may be found at www.thq.com. THQ, Darksiders, Homefront, MX vs ATV, MX vs ATV: Alive, Red Faction, Red Faction: Armageddon, Saints Row, uDraw, uDraw GameTablet and their respective logos are trademarks and/or registered trademarks of THQ Inc.

Microsoft, Xbox, Xbox 360, Xbox Live, the Xbox logos, and the Xbox Live logo are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries.

"PlayStation", is a registered trademark of Sony Computer Entertainment Inc.

Wii, Nintendo DS and Nintendo DSi are trademarks of Nintendo.

All other trademarks are property of their respective owners.

The statements contained in this press release that are not historical facts may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company's expectations to generate significant growth, profitability and cash in fiscal 2012 and for product releases in future periods. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management's current beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, business, competitive, economic, legal, political and technological factors affecting our industry, operations, markets, products or pricing. Readers should carefully review the risk factors and the information that could materially affect THQ's financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal period ended March 31, 2010, and subsequent Quarterly Reports on Form 10-Q, and particularly the discussion of trends and risk factors set forth therein. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #

THQ Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2011	2010	2011	2010

Net sales	$124,237	$197,668	$665,258	$899,137
Cost of sales:
Product costs	52,463	72,042	272,021	318,590
Software amortization and royalties	24,711	54,527	129,237	196,956
License amortization and royalties	9,039	15,337	118,287	110,503
Total cost of sales	86,213	141,906	519,545	626,049

Gross profit	38,024	55,762	145,713	273,088
Operating expenses:
Product development	27,007	23,811	79,374	87,233
Selling and marketing	47,904	25,231	156,075	131,954
General and administrative	12,229	13,287	45,356	57,879
Restructuring	455	2,813	602	5,671
Total operating expenses	87,595	65,142	281,407	282,737

Operating loss	(49,571)	(9,380)	(135,694)	(9,649)
Interest and other income (expense), net	4,882	(707)	524	(2,056)
Loss before income taxes	(44,689)	(10,087)	(135,170)	(11,705)
Income taxes	(633)	2,198	928	247
Net loss prior to allocation of noncontrolling interest	(44,056)	(12,285)	(136,098)	(11,952)
Loss attributable to noncontrolling interest	—	1,887	—	2,935
Net loss attributable to THQ Inc.	$(44,056)	$(10,398)	$(136,098)	$(9,017)

Loss per share attributable to THQ Inc. - basic	$(0.65)	$(0.15)	$(2.00)	$(0.13)

Loss per share attributable to THQ Inc. - diluted	$(0.65)	$(0.15)	$(2.00)	$(0.13)

Shares used in per share calculation - basic	68,119	67,624	67,910	67,522
Shares used in per share calculation - diluted	68,119	67,624	67,910	67,522

THQ Inc. and Subsidiaries
Reconciliation of GAAP net loss to Non-GAAP net income (loss) (a)
(In thousands, except per share data)

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2011	2010	2011	2010
Net sales	$124,237	$197,668	$665,258	$899,137
Change in deferred net revenue	124,316	(253)	137,075	(10,485)
Non-GAAP net sales	$248,553	$197,415	$802,333	$888,652

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2011	2010	2011	2010
Operating loss	$(49,571)	$(9,380)	$(135,694)	$(9,649)
Non-GAAP adjustments affecting operating loss:
JAKKS preferred return rate reduction (b)	—	—	—	(24,221)
JAKKS and WWE settlement (c)	—	—	—	29,488
Change in deferred net revenue	124,316	(253)	137,075	(10,485)
Change in deferred cost of sales (d)	(67,262)	303	(68,518)	5,462
License impairment charges (e)	—	—	30,296	—
Business realignment expenses (d)	2,232	11,715	13,145	14,812
Stock-based compensation and related costs (d)	2,017	2,535	8,843	10,196
Amortization of capitalized interest (f)	672	—	672	—
Total non-GAAP adjustments affecting operating loss	61,975	14,300	121,513	25,252
Non-GAAP operating income (loss)	$12,404	$4,920	$(14,181)	$15,603

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2011	2010	2011	2010
Net loss attributable to THQ Inc.	$(44,056)	$(10,398)	$(136,098)	$(9,017)
Non-GAAP adjustments:
Non-GAAP adjustments affecting operating loss	61,975	14,300	121,513	25,252
Realignment attributable to noncontrolling interest (g)	—	(1,050)	—	(1,050)
Gain on sale of investments (h)	—	—	(107)	(640)
Mark-to-market adjustments on investments (i)	—	(2)	—	(157)
Capitalized interest expense (f)	(4,990)	—	(4,990)	—
Interest and other income (expense), net	—	—	(72)	(63)
Income tax adjustments (j)	(2,477)	1,566	3,752	(1,657)
Non-GAAP net income (loss)	$10,452	$4,416	$(16,002)	$12,668

Non-GAAP earnings (loss) per share (k)	$0.15	$0.06	$(0.24)	$0.19
___________________
Notes:

(a)	See explanation above regarding the company's practice on reporting non-GAAP financial measures.

(b)	Represents the one-time reduction in accrued joint venture partner expense resulting from the settlement of the preferred return rate with JAKKS Pacific.

(c)	Represents the expense related to the settlement of litigation with WWE and JAKKS Pacific in December 2009.

(d)	See table below for further detail related to income statement classification of these adjustments.

(e)
The company reevaluated the sales potential of games based on its kids movie-based licenses. Based on recent industry trends, the company lowered expectations for this category, which resulted in a $30.3 million impairment of kids movie-based licenses for games that have not yet been released; this charge is included in "Cost of sales - License amortization and royalties" in our GAAP statement of operations for the twelve months ended March 31, 2011.

(f)	Represents interest expense capitalized to software development and subsequent amortization.

(g)	Represents realignment attributable to noncontrolling interest.

(h)	Realized gains on sales of investments to the extent we had previously excluded a related other-than-temporary impairment from non-GAAP amounts.

(i)
Mark-to-market adjustments, including the impact of changes in foreign currency rates, related to certain of our available-for-sale investment securities; these amounts are recorded in “Accumulated other comprehensive income,” a component of stockholders' equity, on our balance sheet until realized.  Adjustment also may include unrealized gains on trading Auction Rate Securities (ARS), partially offset by related unrealized losses on a put option received in connection with the ARS; this amount is recorded in “Interest and other income (expense), net.”

(j)	For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

(k)	Non-GAAP earnings (loss) per share has been calculated using diluted shares before applying the “if-converted” method relative to the Notes issued in August 2009.

The following table provides further detail on the income statement classification of certain non-GAAP adjustments that impact cost and expenses (in thousands):

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2011	2010	2011	2010
Change in deferred cost of sales:
Change in deferred product costs	$(31,544)	$183	$(30,997)	$2,690
Change in deferred software amortization and royalties	(32,580)	120	(32,580)	2,772
Change in deferred license amortization and royalties	(3,138)	—	(4,941)	—
Total change in deferred cost of sales	$(67,262)	$303	$(68,518)	$5,462

Business realignment expenses:
Cost of sales - software amortization and royalties (a)	$40	$7,853	$9,922	$7,853
Cost of sales - license amortization and royalties (a)	375	—	375	—
Product development	929	1,049	1,727	727
Selling and marketing	129	—	166	497
General and administrative	304	—	353	64
Restructuring	455	2,813	602	5,671
Total business realignment expenses	$2,232	$11,715	$13,145	$14,812

Stock-based compensation and related costs:
Cost of sales - software amortization and royalties	$619	$682	$2,761	$3,408
Product development (b)	546	586	1,098	1,763
Selling and marketing (b)	246	332	1,192	843
General and administrative (b)	606	935	3,792	4,182
Total stock-based compensation and related costs	$2,017	$2,535	$8,843	$10,196

___________________
Notes:

(a)
In fiscal 2011, the company reevaluated its strategy of adapting certain Western content for free-to-play online games in Asian markets.  This resulted in a $9.9 million write-off of capitalized software development and a $0.4 million write-off of capitalized licenses related to the cancellation of Company of Heroes Online and WWE Online.

(b)
Stock-based compensation expense for the twelve months ended March 31, 2011 and 2010 is net of the impact of the reversal of a portion of payroll tax accruals established in fiscal 2007 during our historical stock option grant investigation.

THQ Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands)

	March 31, 2011	March 31, 2010
ASSETS
Cash, cash equivalents and short-term investments	$85,603	$271,319
Short-term investments, pledged	—	22,774
Accounts receivable, net of allowances	161,574	41,318
Inventory	31,905	13,970
Licenses	32,869	56,555
Software development	222,631	132,223
Deferred income taxes	8,200	5,590
Income taxes receivable	—	4,914
Prepaid expenses and other current assets	56,908	13,864
Total current assets	599,690	562,527
Property and equipment, net	28,960	28,374
Licenses, net of current portion	85,367	83,752
Software development, net of current portion	49,858	26,792
Deferred income taxes	516	433
Long-term investments	—	1,851
Other long-term assets, net	10,014	10,600
TOTAL ASSETS	$774,405	$714,329

LIABILITIES AND EQUITY
Accounts payable	$100,550	$40,305
Accrued and other current liabilities	137,922	130,929
Deferred revenue, net	141,060	6,403
Secured credit line	—	13,249
Total current liabilities	379,532	190,886
Other long-term liabilities	88,042	98,825
Convertible senior notes	100,000	100,000
Total liabilities	567,574	389,711
Total THQ Inc. stockholders' equity	206,831	324,355
Noncontrolling interest	—	263
Total equity	206,831	324,618
TOTAL LIABILITIES AND EQUITY	$774,405	$714,329

THQ Inc. and Subsidiaries
Unaudited Supplemental Financial Information
(In thousands)

	Three Months Ended GAAP				Twelve Months Ended GAAP
Platform Revenue Mix	March 31, 2011		March 31, 2010		March 31, 2011		March 31, 2010
Consoles
Microsoft Xbox 360	$24,193	19.5%	$55,573	28.1%	$128,647	19.4%	$236,929	26.3%
Nintendo Wii	46,546	37.5	24,196	12.2	220,140	33.1	137,219	15.3
Sony PlayStation 3	16,049	12.9	46,450	23.5	115,970	17.4	199,546	22.2
Sony PlayStation 2	4,361	3.5	5,428	2.8	24,194	3.6	52,816	5.9
Other	—	—	—	—	—	—	8	—
	91,149	73.4	131,647	66.6	488,951	73.5	626,518	69.7
Handheld
Nintendo Dual Screen	11,969	9.6	29,370	14.9	97,869	14.7	144,272	16.0
Sony PlayStation Portable	5,495	4.4	7,393	3.7	29,777	4.5	44,508	5.0
Wireless	637	0.5	2,144	1.1	5,430	0.8	11,403	1.3
	18,101	14.5	38,907	19.7	133,076	20.0	200,183	22.3

PC	14,987	12.1	27,114	13.7	43,231	6.5	72,436	8.0
Total Net Sales	$124,237	100.0%	$197,668	100.0%	$665,258	100.0%	$899,137	100.0%

Geographic Revenue Mix
Domestic	$64,606	52.0%	$113,250	57.3%	$445,134	66.9%	$558,673	62.1%
Foreign	59,631	48.0	84,418	42.7	220,124	33.1	340,464	37.9
Total Net Sales	$124,237	100.0%	$197,668	100.0%	$665,258	100.0%	$899,137	100.0%

	Three Months Ended Non-GAAP				Twelve Months Ended Non-GAAP
Platform Revenue Mix	March 31, 2011		March 31, 2010		March 31, 2011		March 31, 2010
Consoles
Microsoft Xbox 360	$91,223	36.7%	$55,500	28.1%	$201,851	25.2%	$236,816	26.7%
Nintendo Wii	46,546	18.7	24,196	12.3	220,140	27.4	137,219	15.4
Sony PlayStation 3	64,190	25.8	46,478	23.5	170,811	21.3	191,393	21.5
Sony PlayStation 2	4,361	1.8	5,428	2.8	24,194	3.0	52,816	6.0
Other	—	—	—	—	—	—	8	—
	206,320	83.0	131,602	66.7	616,996	76.9	618,252	69.6
Handheld
Nintendo Dual Screen	11,969	4.8	29,370	14.9	97,869	12.2	144,272	16.2
Sony PlayStation Portable	5,495	2.2	7,393	3.7	29,777	3.7	44,508	5.0
Wireless	759	0.3	2,144	1.1	5,551	0.7	11,403	1.3
	18,223	7.3	38,907	19.7	133,197	16.6	200,183	22.5

PC	24,010	9.7	26,906	13.6	52,140	6.5	70,217	7.9
Total Non-GAAP Net Sales	$248,553	100.0%	$197,415	100.0%	$802,333	100.0%	$888,652	100.0%

Geographic Revenue Mix
Domestic	$137,657	55.4%	$113,748	57.6%	$524,498	65.4%	$555,062	62.5%
Foreign	110,896	44.6	83,667	42.4	277,835	34.6	333,590	37.5
Total Non-GAAP Net Sales	$248,553	100.0%	$197,415	100.0%	$802,333	100.0%	$888,652	100.0%